SIXTH AMENDMENT TO
                      TERM LOAN AGREEMENT


    This Amendment is made as of this 29th day of June, 1995, by and between INTER-REGIONAL FINANCIAL GROUP, INC., a Delaware corporation (the "Borrower") and NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, a national banking association (the "Bank").

    The Borrower and the Bank have entered into a Term Loan Agreement dated as of October 16, 1992, as amended by a First Amendment to Term Loan Agreement dated as of March 12, 1993, a Second Amendment to Term Loan Agreement dated as of June 23, 1993, a Third Amendment to Term Loan Agreement dated as of November 30, 1993, a Fourth Amendment to Term Loan Agreement dated as of June 27, 1994 and a Fifth Amendment to Term Loan Agreement dated as of September 30, 1994 (as amended, the "Loan Agreement"), pursuant to which the Bank made the Term Loan to the Borrower subject to the terms and conditions set forth in the Loan Agreement.

    The Term Loan made by the Bank to the Borrower under the Loan
Agreement is  evidenced by  the Term  Note of  the Borrower dated
October 16, 1992, payable to the order of the Bank in the original principal of $2,000,000 (the "Term Note").

    The Borrower has requested that the Bank amend certain provisions of the Loan Agreement and the Bank is willing to do so pursuant to the terms and conditions set forth in this Agreement.

    ACCORDINGLY, the parties hereto agree as follows:

          1. All capitalized terms used in this Amendment, unless specifically defined herein, shall have the meanings given to such terms in the Loan Agreement.

          2. Section 4.07 of the Loan Agreement is hereby amended by adding the phrase "or which seeks a monetary recovery against the Borrower or any Subsidiary in excess of $1,000,000" after the words "Material Adverse Occurrence" at the end of said
Section 4.07.

          3. Section 5.01(a) of the Loan Agreement is hereby amended by deleting the phrase "together with a certificate of the senior vice president and treasurer or the chief financial officer of the Borrower" as it appears in the eighteenth through twentieth lines thereof and by substituting therefor the phrase "together with a certificate of the treasurer, the chief financial officer or the controller of the Borrower".

          4. Section 5.01(a) of the Loan Agreement is hereby further amended by deleting the phrase "whether or not he has knowledge" as it appears in the twenty-sixth and twenty-seventh lines thereof and by substituting therefor the phrase "whether or not he or she has knowledge".

          5. Section 5.01(b) of the Loan Agreement is hereby amended by deleting the phrase "certified by the senior vice president and treasurer or chief financial officer of the Borrower" as it appears in the seventeenth through nineteenth lines thereof and by substituting the phrase "certified by the treasurer, the chief financial officer or the controller of the Borrower".

          6. Section 5.01(b) of the Loan Agreement is hereby further amended by deleting the phrase "whether or not he has knowledge" as it appears in the twenty-eighth line thereof and by substituting therefor the phrase "whether or not he or she has knowledge".

          7. Section 5.01(c) of the Loan Agreement is hereby amended by deleting the phrase "certified by the senior vice president and treasurer or chief financial officer of the Borrower" as it appears in the fourteenth through seventeenth lines thereof and by substituting therefor the phrase "certified by the treasurer, chief financial officer or the controller of the Borrower".

          8. Section 5.01(g) of the Loan Agreement is hereby amended by deleting existing Section 5.01(g) in its entirety and by substituting therefor the following new Section 5.01(g):

    "(g)   as promptly as practicable (but in any event not later
     than thirty (30) days after an officer of the Borrower obtains knowledge of the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary of the type described in Section 4.7 or which seek a monetary recovery against the Borrower or such Subsidiary in excess of $1,000,000;"

          9. Section 5.08 of the Loan Agreement is hereby amended by deleting existing Section 5.08 in its entirety and by substituting therefor the following new Section 5.08:

    "Section 5.08   Consolidated  Net Worth.   The  Borrower will
     maintain Consolidated Net Worth (i) from the date of this Agreement through June 30, 2000 at an amount not less than the greater of (A) $180,000,000 or (B) 90% of the Highest Quarterly Reported Consolidated Net Worth."

          10. Section 6.02(b) of the Loan Agreement is hereby amended by deleting existing Section 6.02(b) in its entirety and by substituting therefor the following new Section 6.02(b):

    "(b)  indebtedness of the Borrower to the Bank and First Bank
     National Association under that certain Credit Agreement dated as of June 29, 1995, as the same may be amended or restated from time to time."

          11. Section 6.03(c) of the Loan Agreement is hereby amended by deleting existing Section 6.03(c) in its entirety and by substituting therefor the following new Section 6.03(c):

    "(c)  in addition  to any  guaranties set forth in Exhibit D, guaranties by the Borrower of indebtedness (including capitalized lease obligations) and operating leases of the Subsidiaries (other than the guaranties permitted by Sections 6.03(d) and 6.03(e)); provided that the sum of the aggregate principal amount of indebtedness guaranteed plus the aggregate amount of all payments under operating leases guaranteed under this clause shall not exceed $3,000,000;"

          12.   Section 6.04(c)(iii) of  the  Loan  Agreement  is
hereby amended  by deleting  existing Section 6.04(c)(iii) in its
entirety  and   by  substituting   therefor  the   following  new
Section 6.04(c)(iii):

    "(iii)   the sum  of all cash consideration paid, the current
     market value, as of the date of such investment, of all property (excluding stock of the Borrower) given and all Indebtedness incurred or assumed (excluding in acquisitions of stock, liabilities of the acquired Person other than those assumed in writing, if any, by the Borrower) in connection with all acquisitions under this subsection (c) and all acquisitions under Section 6.04A(b) does not exceed the aggregate amount of $25,000,000;"

          13. Section 6.04(d) of the Loan Agreement is hereby amended by deleting existing Section 6.04(d) in its entirety and by substituting therefor the following new Section 6.04(d):

    "(d)  in addition  to transactions  permitted by  subsections
     (a) through (c) above and subsection (e) below, investments in (valued as of the date of such investment) or loans or advances to Subsidiaries, provided that:

        (i) the aggregate amount of such investments, loans or advances which are to Subsidiaries other than ROG and which have a term or maturity of more than six months when made shall not exceed $25,000,000 in the aggregate at any one time outstanding; and

          (ii) the aggregate amount of such investments, loans or advances in or to ROG shall be without limitation;"

          14. Section 6.04A(c) of the Loan Agreement is hereby amended by deleting existing Section 6.04A(c) in its entirety and by substituting therefor the following new Section 6.04A(c):

    "(c)   the sum  of all  cash consideration  paid, the current
     market value, as of the date of such investment, of all property (excluding stock of the Borrower) and Indebtedness incurred or assumed (excluding in stock acquisitions, liabilities of the acquired Person other than those assumed in writing, if any, by the Acquiring Subsidiary) in connection with all acquisitions under this Section 6.04A and under Section 6.04(c)(iii) does not exceed the aggregate amount of $25,000,000."

          15. Section 6.09 of the Loan Agreement is hereby amended by deleting the amount "$10,000,000" as it appears in the first sentence of Section 6.09 and the amount "$15,000,000" as it appears in the second sentence thereof and by substituting for each such amount the amount "$20,000,000".

          16. Section 6.11 of the Loan Agreement is hereby amended by deleting the amount "$1,500,000" as it appears therein and by substituting therefor the amount "$3,000,000".

          17. Section 7.01(i) of the Loan Agreement is hereby amended by deleting the amount "$100,000" as it appears therein and by substituting therefor the amount "$500,000".

          18. The Borrower hereby represents and warrants to the Bank that:

          (a) The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver this Amendment and perform all of its obligations under the Loan Agreement, as amended by this Amendment, and under the Term Note.

          (b) The execution, delivery and performance by the Borrower of its obligations under the Loan Agreement, as amended by this Amendment, and under the Term Note has been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not (1) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (2) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Certificate of Incorporation or Bylaws of the Borrower, (3) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (4) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

          (c) The Loan Agreement, as amended by this Amendment, and the Term Note constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (d) All of the representations and warranties contained in Article IV of the Loan Agreement are correct on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

          19. This Agreement shall be of no force or effect until the Bank shall have received the following, in form and substance satisfactory to the Bank:

          (a) A copy of the resolutions adopted by the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment, certified as having been duly adopted prior to and as being in effect on the date of this Amendment; and

          (b)   A signed  copy of  an opinion  of counsel for the
     Borrower,  addressed   to  the  Bank  in  form  and  content
     acceptable to the Bank.

          20. On the date this Amendment becomes effective, all references in the Loan Agreement to "this Agreement" and all references in the Term Note to the "Term Loan Agreement" shall be deemed to refer to the Loan Agreement as amended by this Amendment.

          21. Except as explicitly amended by this Amendment, all of the original terms and conditions of the Loan Agreement and the Term Note shall remain in full force and effect.

          22. The Borrower hereby agrees to pay all reasonable fees and disbursements of counsel to the Bank for the services performed by such counsel in connection with the preparation of this Amendment and any documents or instruments incidental thereto.

          23. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts, taken together, shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                              INTER-REGIONAL FINANCIAL
                              GROUP, INC.

                              By  Daniel J. Reuss
                                  -------------------------
                              Its Senior Vice President


                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION

                              By  Edward J. Meyer, Jr.
                                  -------------------------
                              Its Vice President